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                                                                   EXHIBIT 23d10




                          INVESTMENT ADVISORY AGREEMENT

This Agreement is made this ____ day of ______________, 2001, by and between Fifth Third Asset Management Inc. (the "Advisor") and Kent Funds, a Massachusetts business trust (the "Trust").

WHEREAS, the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940 and is registered as such with the Securities and Exchange Commission; and

WHEREAS, the Advisor is engaged in the business of rendering investment advisory and management services.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. The Trust hereby appoints Advisor as Investment Advisor for each of the portfolios ("Funds") of the Trust listed on Schedule A of this Agreement, as may be amended from time to time by mutual agreement of the parties, and Advisor accepts the appointments. Subject to the direction of the Trustees of the Trust, Advisor shall provide investment research and supervision of the investments of each of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

2. Advisor, in its supervision of the investments of each of the Funds will be guided by each of the Fund's fundamental investment policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statement and exhibits as may be on file with the Securities and Exchange Commission.

3. The Trust shall pay or cause to be paid, on behalf of each Fund, all of the Fund's expenses and the Fund's allocable share of Trust expenses, including without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of officers and Trustees of the Trust; fees for investment advisory services and administrative services; fees and expenses of preparing and printing amendments to its Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940; expenses of registering and qualifying the Trust, the Funds and shares of the Funds ("Shares") under Federal and state laws and regulations; expenses of preparing, printing and distributing prospectuses (and any amendments thereto) and sales literature; expenses of registering, licensing, or other authorization of the Trust as a broker-dealer and of its officers as agents and salesmen under federal and state laws and regulations; interest expense, taxes, fees and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents and registrars; printing and mailing costs, auditing, accounting and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues; and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. The Trust will also pay each Fund's allocable share of such extraordinary expenses as


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may arise, including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

4. The Trust, on behalf of each of the Funds shall pay to Advisor, for all services rendered to such Fund by Advisor hereunder, the fees set forth in the exhibits attached hereto.

5. The Advisor may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds); (i) to the extent that any Fund's expenses exceed such lower expense limitation; (ii) for any other reason, as the Advisor may, by notice to the Fund, voluntarily declare to be effective.

6. This Agreement will become effective as to a particular Fund as of the date first written above or, if a particular Fund is not in existence on that date, the date a registration statement relating to that Fund becomes effective with the SEC. This Agreement shall remain in effect for each Fund until the first meeting of shareholders held after the effective date applicable to the respective Fund, and if approved at such meeting by the shareholders of a particular Fund, shall continue in effect for such Fund for two years from the effective date and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Advisor shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to that Fund.

7. Notwithstanding any provision in this Agreement, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty
(60) days' written notice to Advisor.

8. This Agreement may not be assigned by Advisor and shall automatically terminate in the event of any assignment. Advisor may employ or contract with such other person, persons, corporation or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Agreement, provided that no delegation of advisory responsibilities shall occur which would require approval under the Investment Company Act of 1940.

9. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties under this Agreement on the part of Advisor, Advisor shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding or sale of any security.

10. (a) Subject to the conditions set forth below, the Trust agrees to indemnify and hold harmless the Advisor and each person, if any, who controls the Advisor within the meaning of Section 15 of the 1933 Act and
     Section 20 of the Securities Exchange Act of 1934, as amended, against any and all loss, liability, claim, damage and expense




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     whatsoever, (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make statements therein not misleading, unless such statement or omission was made in reliance upon and conformity with written information furnished to the Trust with respect to the Advisor by or on behalf of the Advisor expressly for use in the Registration Statement or Prospectus, or any amendment or supplement thereof.

     If any action is brought against the Advisor or any controlling person thereof in respect of which indemnity may be sought against the Trust pursuant to the foregoing paragraph, the Advisor shall promptly notify the Trust in writing of the institution of such action and the Trust shall assume the defense of such action, including the employment of counsel selected by the Trust and payment of expenses. The Advisor or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Advisor or such controlling person unless the employment of such counsel shall have been authorized in writing by the Trust in connection with the defense of such action or the Trust shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Trust. Anything in this paragraph to the contrary notwithstanding, the Trust shall not be liable for any settlement of any such claim or action effected without its written consent. The Trust agrees promptly to notify the Advisor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees or controlling persons in connection with the issue and sale of shares or in connection with such Registration Statement or Prospectus.

     (b) The Advisor agrees to indemnify and hold harmless the Trust, each of its Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, to the same extent as the foregoing indemnity from the Trust to the Advisor but only with respect to statements or omissions, if any, made in the Registration Statement or Prospectus or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Trust with respect to the Advisor by or on behalf of the Advisor expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereof. In case any action shall be brought against the Trust or any other person so indemnified based on the Registration Statement or Prospectus, or any amendment or supplement thereof, and in respect of which indemnity may be sought against the Advisor, the Advisor shall have the rights and duties given to the Trust, and the Trust and each other person so indemnified shall have the rights and duties given to the Advisor by the provisions of subsection (a) above.

     (c) Nothing herein contained shall be deemed to protect any person against liability to the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of


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     such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

11. This Agreement may be amended at any time by agreement of the parties provided that any material amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement (other than as Trustees of the Trust), cast in person at a meeting called for that purpose, and on behalf of a Fund by a majority of the outstanding voting securities of such Fund.

12. The Advisor acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight. The Advisor agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature. The Trust agrees to cause its distributors to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Advisor of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

13. Advisor is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Agreement of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Advisor shall not seek satisfaction of any such obligation from the assets of any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

14. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without regard to its conflict of law principles.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

[NAME OF INVESTMENT ADVISER]           KENT FUNDS


By:                                    By:
     -----------------------------         ------------------------------------

Name:                                  Name:
       ---------------------------           ----------------------------------

Title:                                 Title:
        --------------------------            ---------------------------------



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                                   SCHEDULE A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                            DATED
                                  ------------------

                   SCHEDULE OF ANNUAL INVESTMENT ADVISORY FEES


Fund                                                          Annual Advisory Fee
----                                                          -------------------

Kent Growth & Income Fund                                     0.70% of the Portfolio's average daily net assets

Kent Index Equity Fund                                        0.30% of the Portfolio's average daily net assets

Kent Large Company Growth Fund                                0.70% of the Portfolio's average daily net assets

Kent Small Company Growth Fund                                0.70% of the Portfolio's average daily net assets

Kent International Growth Fund                                0.75% of the Portfolio's average daily net assets

Kent Income Fund                                              0.60% of the Portfolio's average daily net assets

Kent Intermediate Bond Fund                                   0.55% of the Portfolio's average daily net assets

Kent Short Term Bond Fund                                     0.50% of the Portfolio's average daily net assets

Kent Tax-Free Income Fund                                     0.55% of the Portfolio's average daily net assets

Kent Intermediate Tax-Free Fund                               0.50% of the Portfolio's average daily net assets

Kent Michigan Municipal Bond Fund                             0.45% of the Portfolio's average daily net assets

Kent Money Market Fund                                        0.40% of the Portfolio's average daily net assets

Kent Government Money Market Fund                             0.40% of the Portfolio's average daily net assets

Kent Michigan Municipal Money Market Fund                     0.40% of the Portfolio's average daily net assets

Kent Science and Technology Fund                              0.70% of the Portfolio average daily net assets

Kent Canterbury Fund                                          0.70% of the Portfolio's average daily net assets

Kent Cascade Fund                                             0.70% of the Portfolio's average daily net assets

Lyon Street Institutional Money Market Fund                   0.40% of the Portfolio's average daily net assets




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